UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1985 Douglas Drive North, Golden Valley, Minnesota	55422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 954-5204

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Spin-Off and Related Agreements

On October 19, 2018, in connection with the previously announced spin-off (the “Spin-Off” or the “Share Distribution”) of Resideo Technologies, Inc. (“Resideo,” and together with its consolidated subsidiaries, “we,” “us,” “our,” or the “Company”) from Honeywell International Inc. (“Honeywell”), which is to be effective as of 12:01 a.m., New York City time, on October 29, 2018 (the “Share Distribution Date”), the Company entered into several agreements with Honeywell that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Separation and Distribution Agreement, dated October 19, 2018, between Honeywell and Resideo (the “Separation and Distribution Agreement”);

•	a Transition Services Agreement, dated October 19, 2018, between Honeywell and Ademco Inc., a subsidiary of Resideo (the “Transition Services Agreement”);

•	a Tax Matters Agreement, dated October 19, 2018, between Honeywell and Resideo (the “Tax Matters Agreement”);

•	an Employee Matters Agreement, dated October 19, 2018, between Honeywell and Resideo (the “Employee Matters Agreement”);

•	a Patent Cross-License Agreement, dated October 19, 2018, between Honeywell and Resideo (the “Patent Cross-License Agreement”); and

•	a Trademark License Agreement, dated October 19, 2018, between Honeywell and Resideo (the “Trademark License Agreement”).

The descriptions included below of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, Patent Cross-License Agreement and Trademark License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, Patent Cross-License Agreement and Trademark License Agreement, respectively, which are attached as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

These agreements are in addition to the Indemnification and Reimbursement Agreement, dated October 14, 2018, between New HAPI Inc., a subsidiary of the Company, and Honeywell reported and filed as part of the Company’s Form 8-K dated October 15, 2018.

Separation and Distribution Agreement

We entered into the Separation and Distribution Agreement with Honeywell in advance of the Share Distribution. The Separation and Distribution Agreement sets forth our agreements with Honeywell regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with Honeywell following the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that are necessary in advance of our separation from Honeywell so that we and Honeywell retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets comprising our business will consist of those owned or held by us or those primarily related to our current business and operations. The liabilities we will assume in connection with the Spin-Off will generally consist of those related to the past and future operations of our business, including our manufacturing locations and the other locations used in our current operations. Honeywell will retain certain assets and assume liabilities related to former business locations or the operation of our former business. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and Honeywell. Honeywell and the Company agreed that, upon completion of the Spin-Off and the related retirement of certain intercompany liabilities between Honeywell and the Company on or shortly after the Share Distribution Date, the Company will have an aggregate amount of cash-on-hand equal to approximately $75 million.

Reorganization

The Separation and Distribution Agreement describes certain actions related to our separation from Honeywell that will occur prior to the Share Distribution such as the formation of our subsidiaries and certain other internal restructuring actions to be taken by us and Honeywell, including the contribution by Honeywell to us of the assets and liabilities that comprise our business.

Intercompany Arrangements

All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and Honeywell, on the other hand, will terminate effective as of the Share Distribution Date, except specified agreements and arrangements that are intended to survive the Share Distribution.

Credit Support

We will agree to use reasonable best efforts to arrange, prior to the Share Distribution, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support, other than certain specified credit support instruments, currently provided by or through Honeywell or any of its affiliates for the benefit of us or any of our affiliates.

Intellectual Property

The Separation and Distribution Agreement provides for (i) us to own certain patents that, based on the scope of their claims, were allocated to our business, as well as non-patent intellectual property rights exclusively related to our business and we will also assume the liabilities relating to, arising out of or resulting therefrom, and (ii) Honeywell to retain any patents not allocated to our business, as well as all of its other intellectual property rights not exclusively related to our business and the liabilities relating to, arising out of or resulting therefrom. See “Trademark License Agreement” and “Patent Cross-License Agreement” for more information.

Representations and Warranties

In general, neither we nor Honeywell made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, all assets will be transferred on an “as-is,” “where-is” basis.

Further Assurances

The parties will use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not been consummated prior to the Share Distribution as promptly as practicable following the Share Distribution Date. In addition, the parties will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Share Distribution.

The Share Distribution

The Separation and Distribution Agreement governs Honeywell’s and our respective rights and obligations regarding the Share Distribution. Prior to the Share Distribution, Honeywell will deliver all the issued and outstanding shares of our common stock to the distribution agent. Following the Share Distribution Date, the distribution agent will electronically deliver the shares of our common stock to Honeywell stockholders based on the distribution ratio. Honeywell’s board of directors, in its sole and absolute discretion, determined the record date of the Spin-Off, the Share Distribution Date and the terms of the Spin-Off. In addition, Honeywell may, at any time until the Share Distribution, decide to abandon the Share Distribution or modify or change the terms of the Share Distribution.

Conditions

The Separation and Distribution Agreement also provides that several conditions must be satisfied or, to the extent permitted by law, waived by Honeywell, in its sole and absolute discretion, before the Share Distribution can occur.

Exchange of Information

We and Honeywell agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority having appropriate jurisdiction, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requirements. We and Honeywell also agreed to use reasonable best efforts to retain such information in accordance with our respective record retention policies as in effect on the date of the Separation and Distribution Agreement or for such longer period as required by law. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Termination

Honeywell, in its sole and absolute discretion, may terminate the Separation and Distribution Agreement at any time prior to the Share Distribution.

Release of Claims

We and Honeywell each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Share Distribution have been the other’s stockholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any such other party that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Share Distribution. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Indemnification

We and Honeywell each agreed to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and Honeywell’s respective businesses. The amount of either Honeywell’s or our indemnification obligations will be reduced by any insurance proceeds or amounts recovered from third parties that the party being indemnified receives in respect of the related liability. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into the Transition Services Agreement pursuant to which Honeywell will provide us, and we will provide Honeywell, with specified services, including information technology, financial, human resources and labor, health, safety and environmental, sales, product stewardship, operational and manufacturing support, procurement, customer support and supply chain and logistics and other specified services, for a limited time to help ensure an orderly transition following the Share Distribution. For a limited time after the Spin-Off, we may request that additional services in the same functional categories as the specified services be provided by Honeywell to us so long as such additional services were provided historically by Honeywell to our business. The services are generally intended to be provided for a period no longer than twelve months following the Share Distribution, with a possibility to extend the term of each service up to an additional twelve months. Each party may terminate the agreement in its entirety in the event of a material breach of the agreement by the other party that is not cured within a specified time period. Each recipient party may also terminate the services on an individual basis upon prior written notice to the party providing the service.

The service recipient is required to pay to the service provider a fee equal to the cost of service specified for each service, which is billed on a monthly basis.

We agreed to hold Honeywell harmless from any damages arising out of Honeywell’s provision of the services unless such damages are the result of Honeywell’s willful misconduct, gross negligence, breach of certain provisions of the agreement or violation of law or third party rights in providing services. Additionally, Honeywell’s liability is generally subject to a cap in the amount of fees actually received by Honeywell from us in connection with the provision of the services. We also generally indemnify Honeywell for all liabilities arising out of Honeywell’s provision of the services unless such liabilities are the result of Honeywell’s willful misconduct or gross negligence, in which case, Honeywell indemnifies us for such liabilities. These indemnification and liability terms are customary for agreements of this type.

Given the short-term nature of the Transition Services Agreement, we are in the process of increasing our internal capabilities to eliminate reliance on Honeywell for the transition services it will provide us as quickly as possible following the Spin-Off.

Tax Matters Agreement

We entered into the Tax Matters Agreement with Honeywell that governs the respective rights, responsibilities and obligations of Honeywell and us after the Share Distribution with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

The Tax Matters Agreement generally provides that we are responsible and will indemnify Honeywell for all taxes, including income taxes, sales taxes, VAT and payroll taxes, relating to our business for all periods, including periods prior to the Share Distribution. In addition, the Tax Matters Agreement addresses the allocation of liability for taxes that are incurred as a result of restructuring activities undertaken to effectuate the Spin-Off. We have the right to control any audit or contest relating to any of these taxes for which we are solely liable, but Honeywell has the right to review and comment on our conduct of any such audit or contest, and Honeywell controls any other audit or contest.

In addition, the Tax Matters Agreement provides that we are required to indemnify Honeywell for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal, state and local income tax law, as well as foreign tax law, where such taxes result from (a) breaches of covenants and representations we make and agree to in connection with the Spin-Off, (b) the application of certain provisions of U.S. federal income tax law to these transactions or (c) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement or other ancillary agreements) we take after the Share Distribution that gives rise to these taxes. Honeywell has the exclusive right to control the conduct of any audit or contest relating to these taxes, but will not be permitted to settle any such audit or contest to the extent we are liable for such underlying taxes without our consent (which we may not unreasonably withhold, condition or delay).

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, business combinations, sales of assets and similar transactions) that are designed to address compliance with Section 355 of the Internal Revenue Code of 1986, as amended, and are intended to preserve the tax-free nature of the Spin-Off. Under the Tax Matters Agreement, these restrictions will apply for two years following the Share Distribution, unless Honeywell gives its consent for us to take a restricted action, which it is permitted to grant or withhold at its sole discretion. Even if Honeywell does consent to our taking an otherwise restricted action, we will remain liable to indemnify Honeywell in the event such restricted action gives rise to an otherwise indemnifiable liability. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business, and might discourage or delay a strategic transaction that our stockholders may consider favorable.

Employee Matters Agreement

We entered into the Employee Matters Agreement with Honeywell that addresses employment and employee compensation and benefits matters. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which our employees participated prior to the Spin-Off. Except as specifically provided in the Employee Matters Agreement, we will generally be responsible for all employment and employee compensation and benefits-related liabilities relating to our employees, former employees and other service providers. In particular, we will assume certain assets and liabilities with respect to our current and former employees under certain of Honeywell’s U.S. and non-U.S. (i) defined benefit pension plans (with assets and liabilities generally allocated based on formulas specified in the Employee Matters Agreement for each pension plan) and (ii) life insurance programs and nonqualified deferred compensation plans. Generally, except as may be provided in the Transition Services Agreement, each of our employees will cease active participation in Honeywell compensation and benefit plans as of the Spin-Off. The Employee Matters Agreement also provides that we will establish certain compensation and benefit plans for the benefit of our employees following the Spin-Off, including a 401(k) savings plan for U.S. employees, which will accept direct rollovers of account balances from the Honeywell 401(k) savings plan for any of our employees who elect to do so. Generally, following the Spin-Off, we will assume and be responsible for any annual bonus payments, including with respect to the year in which the Spin-Off occurs, and any other cash-based incentive or retention awards to our current and former employees. Honeywell long-term incentive compensation awards, including stock options, restricted stock units, Growth Plan units and Performance Plan units, held by Company employees will be treated as described in “Compensation Discussion and Analysis—Details on Program Elements and Related 2017 Compensation Decisions—Long-Term Incentive Compensation” in Amendment No. 2 to the Company’s Registration Statement on Form 10 (File No. 001-38635) (the “Form 10”), filed with the Securities and Exchange Commission on October 2, 2018. The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and described above. In addition, the Employee Matters Agreement provides that we will indemnify Honeywell for certain employee-related liabilities associated with the Transition Services Agreement.

Trademark License Agreement

We entered into the Trademark License Agreement with Honeywell pursuant to which Honeywell granted us a license to use the “Honeywell Home” trademark, subject to standard quality controls. The license to use the “Honeywell Home” trademark (but not “Honeywell” alone or in combination with any words other than “Home”) is exclusive in connection with certain products and markets that have historically been part of our business. The license is royalty bearing. The term of the license does not exceed forty (40) years following the Share Distribution Date. The license is terminable in certain circumstances upon our change of control, as well as other customary grounds, such as a material uncured breach. There is a standard wind-down period for use of the “Honeywell Home” trademark following termination of the Trademark License Agreement in some cases. In addition, the Trademark License Agreement also provides a short-term license for us to transition away from use of the trademark “Honeywell” (alone).

Patent Cross-License Agreement

We entered into the Patent Cross-License Agreement with Honeywell, pursuant to which we granted to Honeywell, and Honeywell granted to us, a perpetual, royalty-free, worldwide license to certain patents that have historically been part of Honeywell’s Home and Building Technologies business. In addition, Honeywell granted us a perpetual, royalty-free, worldwide license to certain other patents that are currently practiced by us. Any future exclusive licenses or transfers of our and Honeywell’s patents will be subject to the licenses granted under the Patent Cross-License Agreement. The licenses will be transferable in connection with certain future transactions, subject to certain customary limitations. We also agreed with Honeywell on cooperation in connection with patent enforcement.

Senior Notes Offering

On October 19, 2018, the Company’s wholly owned subsidiary, Resideo Funding Inc. (the “Issuer”), successfully completed the previously announced offering of $400 million aggregate principal amount of the Issuer’s 6.125% Senior Notes due 2026 (the “Notes”). The Notes and related guarantees were offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were issued pursuant to an Indenture, dated October 19, 2018 (the “Indenture”), among the Issuer, the Company, the other Guarantors named therein (as defined below), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The net proceeds from the sale of the Notes are expected to be used by the Company, together with borrowings under its new senior secured credit facilities, (i) to repay intercompany indebtedness to Honeywell or a subsidiary of Honeywell of approximately $1.2 billion, and (ii) to pay fees, costs and expenses related to the new senior secured credit facilities and the Notes offering. The proceeds from the Notes offering will be held in escrow until satisfaction of certain conditions precedent set forth in the escrow agreement.

Notes Guarantees

The Notes will be senior unsecured obligations of the Issuer and, from and after the escrow release date, will be guaranteed on an unsecured senior basis by the Company and each of the Company’s existing and future domestic subsidiaries that will guarantee the new senior secured credit facilities (collectively, the “Guarantors”).

Maturity and Interest Payments

The Notes mature on November 1, 2026. Interest on the Notes accrues at 6.125% per annum and will be paid semi-annually, in arrears, on May 1 and November 1 of each year, commencing on May 1, 2019.

Redemption

Prior to November 1, 2021, the Issuer may, at its option, redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the applicable “make-whole” premium set forth in the Indenture. The Issuer may redeem the Notes, in whole or in part, at any time on or after November 1, 2021 at the redemption prices set forth in the Indenture. The Issuer may, at its option, also redeem up to 35% of the aggregate principal amount of the Notes prior to November 1, 2021 in an amount equal to the net proceeds from certain equity offerings at the redemption price equal to 106.125% of the principal amount thereof plus accrued and unpaid interest, if any.

Certain Covenants

The Indenture limits the Company and its restricted subsidiaries’ ability to, among other things, incur, assume or guarantee debt or issue certain disqualified equity interests and preferred shares; pay dividends on or make distributions in respect of capital stock and make other restricted payments and investments; sell or transfer certain assets; create liens on assets to secure debt unless the Notes are secured equally and ratably; enter into certain transactions with their affiliates; restrict dividends and other payments by certain of their subsidiaries; and consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of limitations and exceptions.

Additionally, upon certain events constituting a change of control under the Indenture, the holders of the Notes have the right to require the Issuer to offer to repurchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, to (but not including) the date of purchase.

Further, if the Company or its restricted subsidiaries sell assets, under certain circumstances, the holders of the Notes have the right, subject to certain conditions, to require the Company to use any excess net proceeds of such sale above $75 million to offer to purchase outstanding Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

The Indenture also provides for customary events of default, which, if any of them occurs, may cause the principal of and accrued interest on the Notes to become, or to be declared, due and payable. Events of default (subject in certain cases to customary grace and cure periods), include, among others, nonpayment of principal or interest, breach of other covenants or agreements in the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, certain events of bankruptcy or insolvency and failure of certain security interests to be valid or enforceable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In furtherance of the Spin-Off, effective as of October 18, 2018, the Company has filed an amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to increase the total number of shares of stock which the Company is authorized to issue ahead of the Share Distribution Date to 800,000,000 shares of capital stock, consisting of (1) 700,000,000 shares of common stock, having a par value of $0.001 per share, and (2) 100,000,000 shares of preferred stock, having a par value of $0.001 per share. Prior to the filing of the Certificate of Amendment, the Company’s authorized capital stock consisted of 5,000 shares of common stock, having a par value of $0.001 per share. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference. We expect to file an amended and restated Certificate of Incorporation, as described in our Form 10, to be effective on the Share Distribution Date prior to the Spin-Off.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Separation and Distribution Agreement, dated October 19, 2018, between Honeywell International Inc. and Resideo Technologies, Inc.*

2.2	Transition Services Agreement, dated October 19, 2018, between Honeywell International Inc. and Ademco Inc., a subsidiary of Resideo Technologies, Inc.*

2.3	Tax Matters Agreement, dated October 19, 2018, between Honeywell International Inc. and Resideo Technologies, Inc.*

2.4	Employee Matters Agreement, dated October 19, 2018, between Honeywell International Inc. and Resideo Technologies, Inc.*

2.5	Patent Cross-License Agreement, dated October 19, 2018, between Honeywell International Inc. and Resideo Technologies, Inc.*

2.6	Trademark License Agreement, dated October 19, 2018, between Honeywell International Inc. and Resideo Technologies, Inc.*

3.1	Certificate of Amendment to Certificate of Incorporation of Resideo Technologies, Inc., dated as of October 18, 2018.

4.1	Indenture, dated as of October 19, 2018, among Resideo Funding Inc., Resideo Technologies, Inc., the other guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee.

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jacqueline W. Katzel
Name: Jacqueline W. Katzel
Date: October 19, 2018		Title: President